UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2021 (December 17, 2021)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

2801 Diode Lane

Louisville, KY 40299

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXTD	The Nasdaq Stock Market LLC

Item 5.07. Submission of Matters to a Vote of Security Holders.

Nxt-ID, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on December 17, 2021. Set forth below are the three proposals that were voted on at the Annual Meeting and the stockholder votes on each such proposal, as certified by the inspector of elections for the Annual Meeting. These proposals are described in further detail in the Company’s Definitive Proxy Statement, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 15, 2021 (the “Proxy Statement”).

As at November 3, 2021, the record date for the Annual Meeting, 8,862,429 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), were issued, outstanding and entitled to vote, 200 shares of the Company’s Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), were issued, outstanding and entitled to vote, held by one (1) record holder, and 173,333 shares of the Company’s Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), were issued, outstanding and entitled to vote, held by one (1) record holder. Holders of shares of Common Stock and the holder of the shares of Series C Preferred Stock were entitled to one (1) vote per share for each share of Common Stock and/or share of Series C Preferred Stock held by them. The holder of shares of Series F Preferred Stock was entitled to vote on an as-converted to Common Stock basis, entitling such holder to 66,505 votes for the 173,333 shares of Series F Preferred Stock held by such holder. Stockholders holding an aggregate of 4,017,362 votes were present at the Annual Meeting, in person or represented by proxy, which number constituted a quorum.

Proposal 1 – The five nominees named in the Proxy Statement were elected to serve as Company directors until the next Company’s Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal. The voting results with respect to each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes
Chia-Lin Simmons	1,036,592	95,555	2,910,295
Major General David R. Gust, USA, Ret.	872,000	260,147	2,910,295
Michael J. D’Almada-Remedios, PhD	907,603	224,544	2,910,295
Daniel P. Sharkey	868,853	263,294	2,910,295
Robert A. Curtis, Pharm.D.	872,497	259,650	2,910,295

Proposal 2 – The appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (“Proposal No. 2”) was not ratified by the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter. The board of directors of the Company (the “Board”), and its audit committee in particular, will reconsider its selection of Marcum LLP in accordance with the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder. The voting results are as follows:

For	Against	Abstain
3,846,015	116,242	80,105

There were no broker non-votes for Proposal No. 2.

Proposal 3 – The Company’s stockholders did not approve, by a non-binding advisory vote and by the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter, in accordance with the Company’s bylaws, the compensation paid to the Company’s named executive officers (“Proposal No. 3”). The Board’s compensation committee will carefully consider this outcome of such vote when considering future executive compensation arrangements. The voting results were as follows:

For	Against	Abstain
875,394	217,844	38,809

There were 2,910,215 broker non-votes for Proposal No. 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2021	Nxt-ID, Inc.

	By:	/s/ Chia-Lin Simmons
	Name:	Chia-Lin Simmons
	Title:	Chief Executive Officer

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